Exhibit 99.1

Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141
FOR IMMEDIATE RELEASE	Company Contact
July 31, 2013	Jacqueline E. Burwitz Vice President, Investor Relations 314-985-2169 Jacquelinee.burwitz@energizer.com

ENERGIZER HOLDINGS, INC. ANNOUNCES ENTRY INTO AGREEMENT TO ACQUIRE
FEMININE HYGIENE BUSINESS IN THE U.S., CANADA AND THE CARIBBEAN FROM JOHNSON & JOHNSON FAMILY OF CONSUMER COMPANIES

ST. LOUIS, July 31, 2013 - Energizer Holdings, Inc. (NYSE:ENR) today announced an agreement to acquire the Stayfree® pad, Carefree ® liner and o.b.® tampon feminine hygiene brands in the U.S., Canada and the Caribbean from McNeil PPC, Inc. and Johnson & Johnson, Inc., members of the Johnson & Johnson Family of Consumer Companies for an aggregate purchase price of $185 million in cash. Included in the sale are all brand assets, and the Johnson & Johnson, Inc. manufacturing plant in Montreal, Canada.  Energizer estimates that the acquisition will be modestly accretive in fiscal 2014. Closing is subject to customary conditions, including regulatory approval, and is expected to occur in the fourth quarter of 2013.

"We are very excited about the prospect of combining the Stayfree ® pad, Carefree® liner and o.b®. tampon feminine hygiene business with our Playtex Feminine Care business, strengthening both in the process," said Ward Klein, Chief Executive Officer. "Combining these complementary businesses gives us brands in each of the key feminine hygiene categories, and the opportunity to innovate by doing what we do best - simplifying and enhancing the lives of customers and consumers better than anyone else.”

Goldman, Sachs & Co. acted as financial advisor to Energizer on this transaction.

About Energizer:
Energizer Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer goods company operating globally in the broad categories of personal care and household products. Energizer's Personal Care Division offers a diversified range of consumer products in the wet shave, skin care, feminine care and infant care categories. Our portfolio includes well established brand names such as Schick® and Wilkinson Sword® men's and women's shaving systems and disposables; Edge® and Skintimate® shave preparations; Playtex® tampons, gloves and infant feeding products; Banana Boat® and Hawaiian Tropic® sun care products and Wet Ones® moist wipes. Energizer's Household Products Division offers consumers the broadest range of portable power solutions, anchored by our universally recognized Energizer® and Eveready® brands.

Forward Looking Statements
This release contains one or more forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, the closing of the acquisition, the performance of the Stayfree ® pad business, the Carefree ® liner business and the o.b. ® tampon business and Energizer's Playtex Feminine Care business, and the benefits of those brands as a complementary opportunity for the Feminine Care business. Energizer cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. A variety of known and unknown risks and uncertainties could cause actual results to differ materially from the anticipated results which include, but are not limited to: satisfaction of all regulatory and other conditions required for closing, Energizer's ability to achieve the anticipated benefits from the acquisition, the risk that the businesses will not be integrated successfully or that the acquisition will result in product delivery disruptions and other business and operational risks, such as general market and economic conditions, market trends in the categories in which we operate, the success of new products and the ability to continually develop and market new products, and our ability to maintain and improve market share in the categories in which we operate despite heightened competitive pressure. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements. Energizer does not undertake any obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.
Additional risks and uncertainties include those detailed from time to time in the companies' publicly filed documents, including our Annual Report on Form 10-K for the year ended September 30, 2012.